UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On March 21, 2023, Altimmune, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the topline results from a Week 24 interim analysis of 160 subjects in its 48-week MOMENTUM Phase 2 obesity trial of pemvidutide along with the results of the 12-week Phase 1b safety trial of pemvidutide in subjects with type 2 diabetes. The Company intends to host a conference call and live webcast to discuss the results on March 21, 2023 at 8:30 a.m. E.T. The Company has made available a slide presentation to accompany the call, a copy of which is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

Item 8.01 Other Events

On March 21, 2023, the Company announced topline results from a Week 24 interim analysis of 160 subjects in its 48-week MOMENTUM Phase 2 obesity trial of pemvidutide along with the results of the 12-week Phase 1b safety trial of pemvidutide in subjects with type 2 diabetes.

The MOMENTUM Phase 2 obesity trial is being conducted at 30 sites across the U.S., with Dr. Louis Aronne, Professor of Metabolic Research and Professor of Clinical Medicine, Weill Cornell Medicine, a leading authority in obesity and obesity clinical trials, serving as the Principal Investigator. The trial was designed to enroll approximately 320 subjects with obesity or overweight with at least one co-morbidity and without diabetes. Subjects were randomized 1:1:1:1 to 1.2 mg, 1.8 mg, 2.4 mg pemvidutide or placebo administered weekly for 48 weeks in conjunction with diet and exercise. A pre-specified interim analysis was conducted after 160 subjects completed 24 weeks of treatment. Subjects in this interim analysis had a demographic composition similar to the full study population previously announced, with a median age of approximately 48 years, a median body mass index of approximately 36 kg/m2, and a median body weight of approximately 100 kg. Approximately 75% of subjects were females and 20% were of Hispanic ethnicity.

At Week 24, subjects receiving pemvidutide achieved mean weight losses of 7.3%, 9.4% and 10.7% at the 1.2 mg, 1.8 mg, and 2.4 mg doses, respectively, with the placebo group experiencing a mean weight loss of 1.0% (p < 0.001 at all three doses vs placebo, efficacy estimand using a mixed model of repeated measures (MMRM) analysis). An impact of baseline body weight was observed, where subjects with baseline body weight less than or equal to 115 kg (75% of the study population) achieved mean weight losses of 8.2%, 10.6%, 11.9% and 0.8% at the 1.2 mg, 1.8 mg, 2.4 mg and placebo groups, respectively (p < 0.001 at all three doses vs placebo). Approximately 50% of subjects achieved 10% or more weight loss and approximately 20% of subjects achieved 15% or more weight loss at Week 24 at the 1.8 mg and 2.4 mg doses. Robust reductions in waist circumference (a measure of visceral fat) and serum lipids were also observed, and clinically meaningful reductions in blood pressure were achieved without significant increases in heart rate. Glucose homeostasis was also maintained, with no significant changes in fasting glucose or HbA1c.

Regarding safety, upper gastrointestinal (GI) events of nausea and vomiting comprised the majority of adverse events (AEs). These events were predominantly mild and moderate in severity, dose-related and similar in frequency to those observed in prior trials of pemvidutide. Rates of lower GI AEs including diarrhea and constipation were notably low. This AE profile was observed in the absence of dose titration at the 1.2 mg and 1.8 mg doses and with a limited 4-week dose titration at the 2.4 mg dose. One subject (2.4%) experienced a serious adverse event of nausea and vomiting requiring rehydration at the 2.4 mg dose. Treatment discontinuation rates were 28.2 % in subjects receiving placebo and 24.0 % in subjects receiving pemvidutide. The majority of placebo discontinuations were due to withdrawal of consent, while approximately half of the withdrawals across the pemvidutide dose groups were attributed to GI AEs. These discontinuations occurred almost entirely in the first 16 weeks of treatment. The protocol did not allow for dose reduction due to intolerability as employed in other incretin trials.

On March 21, 2023, the Company also announced the results of the 12-week Phase 1b safety trial of pemvidutide in subjects with type 2 diabetes. The Phase 1b trial, which was conducted to evaluate the safety profile of pemvidutide in overweight and obese subjects with type 2 diabetes, was comprised of 54 subjects randomized 1:1:1:1 to 1.2 mg, 1.8 mg, 2.4 mg pemvidutide or placebo administered weekly for 12 weeks. No caloric restrictions or lifestyle interventions were employed. Subjects were required to be 18-65 years of age with BMI ≥ 28 kg/m2 and type 2 diabetes on a stable regimen of diet and exercise, metformin with absent or mild GI symptoms, or SGLT-2 therapy for at least 3 months.

Subjects receiving pemvidutide achieved mean weight losses of 4.4%, 6.1% and 7.7% at the 1.2 mg, 1.8 mg, and 2.4 mg doses, respectively, over only 12 weeks of treatment, with the placebo group experiencing a mean weight gain of 0.8% (efficacy estimand using MMRM analysis).

Glucose homeostasis was maintained throughout the 12 weeks of treatment, with no significant changes in fasting glucose or HbA1c and no hyperglycemic AEs. No SAEs were observed in patients treated with pemvidutide. Rates of GI AEs were low, and there were no AEs leading to study discontinuation.

A copy of the Press Release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Press Release of Altimmune, Inc. dated March 21, 2023

99.2	Slide Presentation of Altimmune, Inc. dated March 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ Richard Eisenstadt
Name: Richard Eisenstadt
Title: Chief Financial Officer

Dated: March 21, 2023